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                  FORM OF OPINION OF FREDRIKSON & BYRON, P.A.

                                                                       EXHIBIT 5
                            1100 International Centre
                             900 Second Avenue South
                              Minneapolis, MN 55402


                                 March 27, 2000


Northern Star Financial, Inc.
1650 Madison Avenue
Mankato, Minnesota 56001

         RE:      REGISTRATION STATEMENT ON FORM SB-2 - EXHIBIT 5

Gentlemen:

         We have acted as counsel for Northern Star Financial, Inc. (the "Company") in connection with the Company's filing of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of 1,000,000 shares of common stock (the "Common Stock").

         In connection with rendering this opinion, we have reviewed the following:

         1.       The Company's Amended and Restated Articles of Incorporation;
         2.       The Company's Bylaws; and
         3. Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Common Stock covered by the Registration Statement.

         Based upon the foregoing and upon representations and information provided by the Company, we are of the opinion that the Common Stock to be issued by the Company as described in the Registration Statement has been duly authorized by all requisite corporate action and, upon issuance and delivery thereof and payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

                                            Very truly yours,


                                            /s/ Fredrikson & Byron, P.A.
                                            ----------------------------
                                            Fredrikson & Byron, P.A.